UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 21, 2025
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Dropbox, Inc. (“Dropbox” or the “Company”) announced that, effective August 21, 2025, Sarah Schubach has been appointed as the Company’s Chief Accounting Officer, and as such, Ms. Schubach will be the Company’s principal accounting officer.
Ms. Schubach joined the Company in 2013 and has served as its Vice President, Controller since August 2022. Prior to this role, she held several finance leadership positions at the Company, including Senior Director, Controller, from September 2020 to August 2022, and Assistant Controller, from January 2019 to September 2020, following earlier roles with the Company’s accounting team. From 2010 to 2013, Ms. Schubach worked in the assurance practice at Ernst & Young LLP. She received her Bachelor of Science in Accounting from Santa Clara University’s Leavey School of Business.
There are no arrangements or understandings between Ms. Schubach and any other persons, pursuant to which she was appointed as Chief Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Ms. Schubach. Ms. Schubach is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment as the Chief Accounting Officer, Ms. Schubach will execute the Company’s standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2025

Dropbox, Inc.
/s/ William Y. Yoon
William Y. Yoon
Chief Legal Officer